UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities exchange act of 1934

Date of report (Date of earliest event reported): November 2, 2005

BRONCO DRILLING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	20-2902156
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, Oklahoma		73134
(Address of principal executive offices)		(Zip code)

(405) 242-4444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On November 2, 2005, Bronco Drilling Company, Inc., a Delaware corporation (the “Company”), closed its follow-on public offering (the “Offering”) of a total of 4,025,000 shares of common stock at a price of $23.00 per share. The offering included a total of 525,000 shares purchased pursuant to the underwriters’ over-allotment option, which was exercised in full on October 31, 2005. The Company received net proceeds of approximately $87.0 million, after underwriting discounts and commissions and offering expenses. Johnson Rice & Company L.L.C. and Jefferies & Company, Inc. were joint book-running managers for the offering. Friedman Billings Ramsey and Raymond James served as co-managers.

On November 2, 2005 the Company issued a press release announcing the closing of the Offering, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1*	Press Release, dated November 2, 2005, announcing the closing of the Offering.

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

By:	/s/ Zachary M. Graves
Zachary M. Graves Chief Financial Officer

Date: November 2, 2005

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated November 2, 2005, announcing the closing of the Offering.

*Filed herewith.